Exhibit 10.9

AMENDMENT NO. 1 TO LOAN AGREEMENTS

THIS AMENDMENT NO. 1 TO LOAN AGREEMENTS (this “Agreement”) is entered into as of November 20, 2022 (the “Effective Date”) by and between Bridgewater Bank, a Minnesota banking corporation (“Lender”), RW National Holdings, a Delaware limited liability company (“RW National”), and RW OA Acquisition, LLC, a Minnesota limited liability company (“RW OA”, and collectively with RW National, the “Borrowers”) (the Lenders and the Borrowers may herein be defined as the “Party” or the “Parties”).

BACKGROUND

A.	RW OA and Lender entered into that certain Loan Agreement, dated January 2, 2019, Loan No. 106899 (the “RW OA Loan Agreement”)

B.	RW National and Lender entered into that certain Loan Agreement, dated April 1, 2019, Loan No. 107228 (the “RW National Loan Agreement”, and collectively with the RW OA Loan and the ancillary documents to such loans, the “Loan Agreements”).

C.	The Parties desire to amend the Loan Agreements to waive any existing defaults and waive compliance with certain financial covenants through December 31, 2022.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.	Waiver of Past Defaults. The Lenders do hereby waive any existing defaults under the Loan Agreements entered into by the Lenders up to and including the Effective Date.

2.	Waiver of Future Obligations. The Lenders hereby waive any obligations of the Borrowers to comply with (i) Section 5.10 of the RW OA Loan Agreement for the quarterly periods ending on September 30, 2022 and December 31, 2022; and (ii) Section 5.10 of the RW National Loan Agreement for the periods ending on September 30, 2022 and December 31, 2022.

3.	No Other Waivers. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreements remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to be a waiver of any other compliance required under the Loan Agreements or in any way amend the Loan Agreements except as expressly described above; (b) be construed to imply a willingness on the part of the Parties to grant any similar or other future waiver or amendment of any of the terms and conditions of the Loan Agreements, or (c) in any way prejudice, impair or effect any rights or remedies of the Lender under the Loan Agreements.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of law.

5.	Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

BORROWERS:

RW OA ACQUISITION, LLC
(a Minnesota limited liability company)

By:	/s/ Chris Laurence
Name:	Chris Laurence
Its:	Chief Executive Officer

RW NATIONAL HOLDINGS, LLC
(a Delaware limited liability company)

By:	/s/ Chris Laurence
Name:	Chris Laurence
Its:	Chief Executive Officer

LENDER:

BRIDGEWATER BANK
(a Minnesota banking corporation)

By:
Name:
Its: